Exhibit 3.1

NEWPARK RESOURCES, INC.

CERTIFICATE OF ELIMINATION
OF
SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK,
SERIES B CONVERTIBLE PREFERRED STOCK AND
SERIES C CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151(g) of the General Corporation Law
of the State of Delaware

Newpark Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

1. Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Board of Directors (the “Board”) adopted the following resolutions respecting the Company’s Series A Cumulative Perpetual Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, which resolutions have not been amended or rescinded:

WHEREAS, on April 7, 1999, the Board adopted a resolution designating a series of One Hundred Fifty Thousand (150,000) shares of Series A Cumulative Perpetual Preferred Stock (the “Series A Cumulative Perpetual Preferred Stock”);

WHEREAS, on May 26, 2000, the Board adopted a resolution designating a series of One Hundred Twenty Thousand (120,000) shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”);

WHEREAS, on December 27, 2000, the Board adopted a resolution designating a series of One Hundred Twenty Thousand (120,000) shares of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”); and

WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to eliminate the Series A Cumulative Perpetual Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of Series A Cumulative Perpetual Preferred Stock are outstanding, and none will be issued subject to the Certificate of Designation of Series A Cumulative Perpetual Preferred Stock previously filed with respect to the Series A Cumulative Perpetual Preferred Stock (the “Series A Certificate of Designation”);

RESOLVED, FURTHER, that none of the authorized shares of Series B Convertible Preferred Stock are outstanding, and none will be issued subject to the Certificate of Rights and Preferences of Series B Convertible Preferred Stock previously filed with respect to the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”);

RESOLVED, FURTHER, that none of the authorized shares of Series C Convertible Preferred Stock are outstanding, and none will be issued subject to the Certificate of Rights and Preferences of Series C Convertible Preferred Stock previously filed with respect to the Series C Convertible Preferred Stock (the “Series C Certificate of Designation”);

RESOLVED, FURTHER, that each of the officers of the Company be, and each of them individually hereby is, authorized and directed to take any and all actions as such officers deem necessary and appropriate to (i) eliminate the Series A Cumulative Perpetual Preferred Stock, including to execute and file, or cause to be executed and filed, a Certificate of Elimination of the Series A Cumulative Perpetual Preferred Stock with the Secretary of State of the State of Delaware, (ii) eliminate the Series B Convertible Preferred Stock, including to execute and file, or cause to be executed and filed, a Certificate of Elimination of the Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware, and (iii) eliminate the Series C Convertible Preferred Stock, including to execute and file, or cause to be executed and filed, a Certificate of Elimination of the Series C Convertible Preferred Stock with the Secretary of State of the State of Delaware;

2. In accordance with Section 151(g) of the DGCL, all matters set forth in the previously filed (i) Series A Certificate of Designation with respect to the Series A Cumulative Perpetual Preferred Stock, (ii) Series B Certificate of Designation with respect to the Series B Convertible Preferred Stock, and (iii) Series C Certificate of Designation with respect to the Series C Convertible Preferred Stock are hereby eliminated.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this 16th day of May, 2024.

NEWPARK RESOURCES, INC.

By: /s/ Celeste Frugé
Name: Celeste Frugé
Title: Vice President – General Counsel,
Chief Compliance Officer, and Corporate Secretary